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                              CERTIFICATE OF MERGER
                                       OF
                                RGIS MERGER CORP.
                                      INTO
                                 SUPERCUTS, INC.



     Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned chairman and secretary of Supercuts, Inc., a Delaware corporation, hereby certify that:

     1. The constituent corporations are: RGIS Merger Corp., a Delaware corporation and Supercuts, Inc., a Delaware corporation.

     2. An agreement of merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with section 251(c) of the Delaware General Corporation Law.

     3.  Supercuts, Inc. shall be the surviving corporation.

     4. The certificate of incorporation of the surviving corporation shall be in the form attached hereto as Annex A.

     5. The executed agreement of merger is on file at the principal office of Supercuts, Inc. at 7201 Metro Boulevard, Minneapolis, Minnesota 55439.

     6. A copy of the agreement of merger will be furnished by Supercuts, Inc., on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, Supercuts, Inc. has caused this certificate to be executed by Thomas L. Gregory, its chairman and attested by Lawrence Imber, its secretary, this 25th day of October, 1996.


SUPERCUTS, INC.



By:  /s/ Thomas L. Gregory
   --------------------------
       Thomas L. Gregory
       Its:  Chairman


ATTEST:

By:  /s/ Lawrence Imber
   --------------------------
      Lawrence Imber
     Its:  Secretary

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                                     ANNEX A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SUPERCUTS, INC.


                                    ARTICLE 1

          The name of the corporation is Supercuts, Inc. ("Corporation").

                                    ARTICLE 2

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                    ARTICLE 4

          The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000), consisting of one class only, designated as "Common Stock", $1.00 par value.

                                    ARTICLE 5

          The duration of the Corporation is perpetual.

                                    ARTICLE 6

          Except as the Board of Directors may otherwise determine from time to time, the holders of stock of the Corporation shall have no preemptive rights to subscribe for any class of stock of the Corporation, whether now or hereafter authorized.

                                    ARTICLE 7

          The number of directors of the Corporation shall initially be one (1), and thereafter the number of directors shall be such number (one or more) as may be fixed from time to time by the By-Laws of the Corporation.



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                                    ARTICLE 8

          The Board of Directors shall have the following powers, in addition to those prescribed by law or by the By-Laws of the Corporation:

          (A) To make, alter, amend and repeal the By-Laws of the Corporation, to the extent permitted by the law of the State of Delaware.

          (B) Subject to the provisions of the laws of the State of Delaware, to hold their meetings either within or without the State of Delaware, to have one or more offices, and to keep the books of the Corporation outside the State of Delaware, and at such place or places as may from time to time be designated by them.

                                    ARTICLE 9

          Elections of directors need not be by written ballot except and to the extent provided by the By-Laws of the Corporation.


                                    ARTICLE 10

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; providing, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                                    ARTICLE 11

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred on stockholders, directors or officers are subject to this reserved power.